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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-31852, No. 33-39266, No. 33-45127, No. 33-76066 and No.
33-67945) pertaining to the 1988 Stock Option Plan and the Registration Statement (Form S-8 No. 33-67973) pertaining to the 1997 Equity Compensation Plan, Stock Option Plan for Directors and Charles A. Root Stock Option Agreement of Tangram Enterprise Solutions, Inc. of our report dated February 13, 2002, with respect to the financial statements and schedule of Tangram Enterprise Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                             /s/ Ernst & Young LLP

Raleigh, North Carolina
March 28, 2002